Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the 2024 Incentive Plan of BRT Apartments Corp. of our report dated March 14, 2024, with respect to the consolidated financial statements of BRT Apartments Corp. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP

June 11, 2024
New York, NY